UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

September 12, 2012

Date of Report (Date of earliest event reported)

Abtech Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 North Scottsdale Road, Suite 235

Scottsdale, Arizona 85251

(Address of Principal Executive Offices)

(480) 874-4000

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used herein, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and the other documents we may file with the Securities and Exchange Commission) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.

Section 3 - Securities and Trading Markets

Item 3.02     Unregistered Sales of Equity Securities.

Private Placement

On September 12, 2012 the Company completed a private offering (the “Offering”) of 4,840,832 shares of its $0.001 par value common stock (“Common Stock”) at a purchase price of $0.77 per share. The gross proceeds received in the Offering totaled $3,727,440. Investors purchasing Common Stock in the Offering also received a detachable warrant (the “Warrant”) for the purchase of the number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock purchased in the Offering. The Warrant has an exercise price of $0.90 per share and expires five (5) years from the date of grant.

The Company paid the placement agent engaged in connection with the Offering a placement agent fee equal to $268,627, representing eight percent (8%) of the aggregate purchase price paid by investors introduced to the Company by the placement agent. In addition to the placement agent fee, the Company will issue to the placement agent a warrant (the “PA Warrant”) to purchase 87,217 shares of the Common Stock, representing two percent (2%) of the number of shares of Common Stock sold in the Offering to investors introduced to the Company by the placement agent. The PA Warrant will have an exercise price equal to $0.90 per share and will expire five (5) years from the date of issuance. The PA Warrants will be in the same form as the Warrants sold in the Offering, except that the PA Warrants will include a “net issuance” cashless exercise feature.

The Company intends to use the net proceeds of the Offering to repay any of the currently outstanding secured convertible promissory notes that are not converted to Common Stock of the Company. Any funds in excess of the funds required to repay such unconverted debt will be used by the Company for general working capital requirements.

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The Company offered and sold Common Stock and the Warrants in the Offering in reliance on Section 4(2) and Regulation D of the Securities Act of 1933, as amended. The Offering involved twenty-five (25) investors, each of which the Company believes to be an “accredited investor” as defined in Rule 501(a) of Regulation D.

Item 8.01 Other Events

On September 13, 2012 the Company issued a press release disclosing the appointment of William S. Brennan to its Strategic Advisory Board. A copy of the press release is filed herewith as Exhibit 1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

On September 13, 2012, the Company issued a press release disclosing the completion of the Offering and the appointment of William S. Brennan to the Company’s Strategic Advisory Board. A copy of the press release is filed herewith as Exhibit 1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2012	ABTECH HOLDINGS, INC.

	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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